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                                                                     EXHIBIT 5.1

                                  Ropes & Gray
                             One International Place
                                Boston, MA 02110


                                                       March 31, 1998



Forrester Research, Inc.
1033 Massachusetts Avenue
Cambridge, MA  02138


Ladies and Gentlemen:

         This opinion is rendered to you in connection with the Registration Statement on Form S-3 of Forrester Research, Inc. (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering the offering and possible future sale of 1,000,000 shares (the "Shares") of common stock of the Company (the "Common Stock").

         We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

         We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America.

          For purposes of this opinion, we have examined and relied upon the information set forth in the Registration Statement and such other documents and records that we have deemed necessary.

         Based on and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

         We understand that this opinion is to be used in connection with the Company's Registration Statement relating to the Common Stock to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We consent to the filing of this opinion with and as a part of said Registration Statement and the use of our name therein.

                                                     Very truly yours,


                                                     /s/ Ropes & Gray
                                                     Ropes & Gray



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